CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281778 on Form S-6 of our report dated October 18, 2024, relating to the financial statement of FT 11764, comprising Sabrient Baker's Dozen Portfolio, 4th Quarter 2024 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 18, 2024